Exhibit 99.1

Media contact:	Investor/analyst contact:
Bobbie Egan	Lavanya Sareen
Corporate Communications	Managing Director of Investor Relations
(206) 392-5134	(206) 392-5656

FOR IMMEDIATE RELEASE	January 21, 2016

Alaska Air Group Reports Record Adjusted Fourth Quarter 2015 and Full-Year Results
and Raises Dividend 38%

Financial Highlights:

•
Reported record fourth quarter net income, excluding special items, of $186 million, a 49% increase over the fourth quarter of 2014. Adjusted diluted earnings per share of $1.46 was a 55% increase over the fourth quarter of 2014. This quarter's results compare to a First Call analyst consensus estimate of $1.40 per share.

•	Reported record full-year net income, excluding special items, of $842 million, a 47% increase over 2014. Adjusted diluted earnings per share of $6.51 was a 56% increase compared to 2014.

•
Reported net income for the fourth quarter and full year under Generally Accepted Accounting Principles (GAAP) of $191 million, or $1.51 per diluted share, and $848 million, or $6.56 per diluted share, respectively. These results compare to net income of $148 million, or $1.11 per diluted share, and $605 million, or $4.42 per diluted share, respectively, in 2014.

•
Announced a 38% increase in the quarterly dividend, from $0.20 per share to $0.275 per share in January 2016. This is the third time the company has raised the dividend since initiating the quarterly dividend in July 2013, with a cumulative increase of 175% since that time.

•	Paid $0.20 per-share quarterly cash dividend in the fourth quarter, bringing total dividend payments in 2015 to $102 million.

•
Repurchased 7,208,328 shares of common stock at an average price of $70 during 2015 for $505 million, or approximately 6% of market capitalization at the beginning of 2015. Since 2007, Air Group has used $1.3 billion to repurchase 56 million shares at an average price of $23.66, representing about 35% of the Company's outstanding shares on December 31, 2006.

•
Generated nearly $1.6 billion of operating cash flow and $760 million of free cash flow in 2015. Since the beginning of 2010 Air Group has generated $5.6 billion of operating cash flow, and $2.6 billion of free cash flow.

•	Grew passenger revenues by 6% compared to the fourth quarter of 2014, and by 5% compared to full-year 2014.

•
Reached a new long-term agreement with Bank of America for the Alaska Airlines Visa credit card. The new agreement adds customer benefits, such as no foreign transaction fees, and is expected to generate an incremental $60 million of revenue in 2016.

•	Generated record full-year adjusted pretax margin of 24% in 2015, compared to 17.2% in 2014.

•	Achieved return on invested capital of 25.2% in 2015, compared to 18.6% in 2014.

•	Lowered adjusted debt-to-total capitalization ratio to 27% as of December 31, 2015. Air Group currently has no net debt.

•	Lowered consolidated unit costs excluding fuel and special items for the sixth consecutive year, to the lowest level ever. Mainline unit costs excluding fuel have declined 13 of the last 14 years.

•	Held $1.3 billion in unrestricted cash and marketable securities as of December 31, 2015.

2015 Accomplishments and Highlights:
Recognition and Awards

•	Ranked the best airline in the U.S. by The Wall Street Journal's "Middle Seat" scorecard for three consecutive years.

•	Ranked "Highest in Customer Satisfaction Among Traditional Network Carriers" by J.D. Power and Associates for the eighth year in a row.

•	Ranked highest by frequent fliers in the J.D. Power Airline Loyalty/Rewards Program Satisfaction Report for the second year in a row.

•	Rated the #1 Airline Rewards Program by U.S. News and World Report.

•	Named "Airline Market Leader" by Air Transport World, becoming the only U.S. airline honored by the magazine in its 2016 Industry Achievement Awards.

•	Named No. 1 on-time carrier in North America for the sixth year in a row by FlightStats in January 2016.

•	Named Top Performing Airline among mid-sized carriers worldwide by Aviation Week magazine.

•	Ranked as the most fuel-efficient airline for U.S. airlines by the International Council on Clean Transportation for the fifth year in a row.

•	Awarded Fast Travel Platinum status from the International Air Transport Association, which is awarded to airlines offering four or more Fast Travel options to at least 80% of their passengers.

•	Ranked as a top 100 of America's Best Employers by Forbes Magazine.

•	Ranked first in the Leadership 500 Excellence Awards, recognizing the success of Alaska's Gear Up leadership training.
Our People

•
Awarded a record $120 million in incentive pay to employees for 2015, or more than one month's pay for most employees. Over the last five years, employees have earned more than $500 million in incentive pay, averaging 8.6% of annual pay.

•	Reached tentative agreements with Horizon's pilots and flight attendants on new contracts that will position Horizon for growth.

•	Signed a four-year agreement with Alaska's dispatchers in December 2015.

•	Completed "Gear Up 2" for over 1,200 leaders at Alaska and Horizon - a continuation of our award-winning leadership training workshop.

•	Delivered our "Beyond Service" customer service training to nearly 9,000 customer-facing employees.

•	Received a perfect score of 100% for workplace equality on the 2016 Corporate Equality Index (CEI).
Our Customers and Product

•
Launched Preferred Plus Seating, providing customers the ability to select bulkhead and exit-row seating 24 hours in advance of the flight. Preferred Plus Seating also includes priority boarding and complimentary beer, wine or cocktail.

•	Announced plans to introduce Premium Class seating in 2016, which will provide customers greater leg room, early boarding, and premium on-board amenities, among other things.

•	Became the launch customer of Boeing's new, innovative, high-capacity 737 Space Bins, which will increase bag capacity in the cabin by 50%.

•	Added a free first checked bag as a permanent feature of the Alaska Airlines Visa Signature affinity credit card.

•	Added 11 Boeing 737-900ERs and one Bombardier Q400 aircraft to the operating fleet in 2015

•
Added five Embraer 175 (E175) regional jets, and announced plans to grow the number of E175s to 23 by the end of 2017, including E175s that will replace the eight CRJ700 regional jets operating in our network.

•	Added 20 new markets and 10 new cities to our growing network in 2015.

•	Increased fuel efficiency (as measured by seat-miles per gallon) by 2.2% over 2014.
Our Communities

•
Donated nearly $12 million to support local communities, including job training for workers at the Seattle-Tacoma airport, STEM-focused education at Seattle's Museum of Flight, the Alaska Native Science and Engineering Program, and Seattle's bicycle sharing program.

•
Announced a 10-year sponsorship agreement with the University of Washington which includes, among other things, exclusive naming rights for Alaska Airlines Field at Husky Stadium and Alaska Airlines Arena.

SEATTLE — Alaska Air Group, Inc. (NYSE: ALK) today reported fourth quarter 2015 GAAP net income of $191 million, or $1.51 per diluted share, compared to GAAP net income of $148 million, or $1.11 per diluted share in 2014. Excluding mark-to-market fuel hedge losses of $1 million ($1 million after tax, or $0.01 per diluted share), a non-cash pension settlement charge and a litigation-related matter of $32 million in aggregate ($20 million after tax, or $0.16 per diluted share), and a tax benefit of $26 million related to amended multiple-year state tax returns, the company recorded fourth quarter 2015 net income of $186 million, or $1.46 per diluted share. This result compares to net income, excluding mark-to-market fuel hedge gains and special items, of $125 million, or $0.94 per diluted share, in 2014.
The company reported full-year 2015 GAAP net income of $848 million, compared to $605 million in the prior year. Excluding the impact of the items noted in the table below, the company reported record net income of $842 million, or $6.51 per diluted share for 2015, compared to net income of $571 million, or $4.18 per diluted share in 2014.
"These record results reflect our strong performance in the areas that drive long-term value for our business,” said CEO Brad Tilden. “We're operating safely and on time, our customer satisfaction ratings remain strong, our customer base is growing at a record pace, and our costs and fares are coming down - all as a result of the hard work and dedication of our employees.”
"With today's announcement, our dividend has increased by 175% since we initiated it two and one-half years ago. This increase underscores our confidence in our business and our commitment to return capital to shareholders."
The following table reconciles the Company's adjusted net income and earnings per diluted share (EPS) during the full year and fourth quarters of 2015 and 2014 to amounts as reported in accordance with GAAP:

	Three Months Ended December 31,
	2015		2014
(in millions, except per share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income	$191	$1.51	$148	$1.11
Mark-to-market fuel hedge adjustments, net of tax	1	0.01	(4)	(0.03)
Special items, net of tax	20	0.16	(19)	(0.14)
Special tax benefit	(26)	(0.22)	—	—
Non-GAAP adjusted income and per share amounts	$186	$1.46	$125	$0.94

	Twelve Months Ended December 31,
	2015		2014
(in millions, except per share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income	$848	$6.56	$605	$4.42
Mark-to-market fuel hedge adjustments, net of tax	—	—	(15)	(0.11)
Special items, net of tax	20	0.15	(19)	(0.13)
Special tax benefit	(26)	(0.20)	—	—
Non-GAAP adjusted income and per share amounts	$842	$6.51	$571	$4.18

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the fourth quarter and full year results will be simulcast via the Internet at 8:30 a.m. Pacific time on January 21, 2016. It can be accessed through the company's Web site at alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

###

References in this news release to “Air Group,” “company,” “we,” “us” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc. and Horizon Air Industries, Inc. are referred to as “Alaska” and “Horizon,” respectively, and together as our “airlines.”
This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2014. Some of these risks include competition, labor costs and relations, general economic conditions, increases in operating costs including fuel, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.
###

Alaska Airlines, a subsidiary of Alaska Air Group (NYSE: ALK), together with its partner regional airlines, serves more than 100 cities through an expansive network in the United States, Canada, Mexico and Costa Rica. Alaska Airlines ranked "Highest in Customer Satisfaction Among Traditional Carriers in North America" in the J.D. Power North America Airline Satisfaction Study for eight consecutive years from 2008 to 2015. Alaska Airlines' Mileage Plan also ranked "Highest in Customer Satisfaction with Airline Loyalty Rewards Programs" in the J.D. Power 2014 and 2015 Airline Loyalty/Rewards Program Satisfaction Report. For reservations, visit www.alaskaair.com. For more news and information, visit the Alaska Airlines Newsroom at www.alaskaair.com/newsroom.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions, except per share amounts)	2015	2014	Change	2015	2014	Change
Operating Revenues:
Passenger
Mainline	$962	$916	5%	$3,939	$3,774	4%
Regional	216	200	8%	854	805	6%
Total passenger revenue	1,178	1,116	6%	4,793	4,579	5%
Freight and mail	25	26	(4)%	108	114	(5)%
Other - net	174	164	6%	697	675	3%
Total Operating Revenues	1,377	1,306	5%	5,598	5,368	4%

Operating Expenses:
Wages and benefits	331	304	9%	1,254	1,136	10%
Variable incentive pay	30	32	(6)%	120	116	3%
Aircraft fuel, including hedging gains and losses	213	306	(30)%	954	1,418	(33)%
Aircraft maintenance	71	63	13%	253	229	10%
Aircraft rent	27	26	4%	105	110	(5)%
Landing fees and other rentals	79	72	10%	296	279	6%
Contracted services	57	51	12%	214	196	9%
Selling expenses	51	45	13%	211	199	6%
Depreciation and amortization	84	76	11%	320	294	9%
Food and beverage service	30	25	20%	113	93	22%
Third-party regional carrier expense	20	15	33%	72	58	24%
Other	97	79	23%	356	308	16%
Special items	32	(30)	NM	32	(30)	NM
Total Operating Expenses	1,122	1,064	5%	4,300	4,406	(2)%
Operating Income	255	242	5%	1,298	962	35%

Nonoperating Income (Expense):
Interest income	5	6		21	21
Interest expense	(10)	(12)		(42)	(48)
Interest capitalized	9	6		34	20
Other - net	—	—		1	20
	4	—		14	13
Income Before Income Tax	259	242	7%	1,312	975	35%
Income tax expense	68	94		464	370
Net Income	$191	$148	29%	$848	$605	40%

Basic Earnings Per Share:	$1.52	$1.12	36%	$6.61	$4.47	48%
Diluted Earnings Per Share:	$1.51	$1.11	36%	$6.56	$4.42	48%

Shares Used for Computation:
Basic	125.900	132.368	(5)%	128.373	135.445	(5)%
Diluted	126.818	133.705	(5)%	129.372	136.801	(5)%

Cash dividend declared per share	$0.200	$0.125		$0.800	$0.500
NM - Not Meaningful

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	December 31, 2015	December 31, 2014
Cash and marketable securities	$1,328	$1,217

Total current assets	1,663	1,639
Property and equipment-net	4,802	4,299
Other assets	68	126
Total assets	$6,533	$6,064

Air traffic liability	669	631
Current portion of long-term debt	115	117
Other current liabilities	1,022	923
Current liabilities	$1,806	$1,671
Long-term debt	571	686
Other liabilities and credits	1,745	1,580
Shareholders' equity	2,411	2,127
Total liabilities and shareholders' equity	$6,533	$6,064

Debt to Capitalization, adjusted for operating leases(a)	27%:73%	31%:69%

Number of common shares outstanding	125.175	131.481

(a)	Calculated using the present value of remaining aircraft lease payments for aircraft that are in our operating fleet as of the balance sheet date.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	Change	2015	2014	Change
Consolidated Operating Statistics:(a)
Revenue passengers (PAX) (000)	7,927	7,282	8.9%	31,883	29,278	8.9%
RPMs (000,000) "traffic"	8,526	7,640	11.6%	33,578	30,718	9.3%
ASMs (000,000) "capacity"	10,340	9,156	12.9%	39,914	36,078	10.6%
Load factor	82.5%	83.4%	(0.9) pts	84.1%	85.1%	(1.0) pts
Yield	13.82¢	14.61¢	(5.4)%	14.27¢	14.91¢	(4.3)%
PRASM	11.39¢	12.19¢	(6.6)%	12.01¢	12.69¢	(5.4)%
RASM	13.32¢	14.27¢	(6.7)%	14.03¢	14.88¢	(5.7)%
CASM excluding fuel and special items(b)	8.48¢	8.60¢	(1.4)%	8.30¢	8.36¢	(0.7)%
Economic fuel cost per gallon(c)	$1.62	$2.64	(38.6)%	$1.88	$3.08	(39.0)%
Fuel gallons (000,000)	131	118	11.0%	508	469	8.3%
ASM's per gallon	78.9	77.6	1.7%	78.6	76.9	2.2%
Average number of full-time equivalent employees (FTEs)	14,360	13,059	10.0%	13,858	12,739	8.8%
Employee productivity (PAX/FTEs/months)	184.0	185.9	(1.0)%	191.7	191.5	0.1%

Mainline Operating Statistics:
Revenue passengers (PAX) (000)	5,676	5,177	9.6%	22,869	20,972	9.0%
RPMs (000,000) "traffic"	7,707	6,907	11.6%	30,340	27,778	9.2%
ASMs (000,000) "capacity"	9,303	8,233	13.0%	35,912	32,430	10.7%
Load factor	82.8%	83.9%	(1.1) pts	84.5%	85.7%	(1.2) pts
Yield	12.48¢	13.25¢	(5.8)%	12.98¢	13.58¢	(4.4)%
PRASM	10.34¢	11.12¢	(7.0)%	10.97¢	11.64¢	(5.8)%
RASM	12.28¢	13.18¢	(6.8)%	12.98¢	13.80¢	(5.9)%
CASM excluding fuel and special items(b)	7.54¢	7.70¢	(2.1)%	7.39¢	7.45¢	(0.8)%
Economic fuel cost per gallon(c)	$1.60	$2.64	(39.4)%	$1.87	$3.07	(39.1)%
Fuel gallons (000,000)	113	102	10.8%	439	407	7.9%
ASM's per gallon	82.3	80.7	2.0%	81.8	79.7	2.6%
Average number of FTEs	11,069	10,171	8.8%	10,750	9,910	8.5%
Employee productivity (PAX/FTEs/months)	170.9	169.7	0.7%	177.3	176.4	0.5%
Aircraft utilization	10.7	10.3	3.9%	10.8	10.5	2.9%
Average aircraft stage length	1,225	1,190	2.9%	1,195	1,182	1.1%

Regional Operating Statistics:(d)
Revenue passengers (PAX) (000)	2,253	2,106	7.0%	9,015	8,306	8.5%
RPMs (000,000) "traffic"	819	734	11.6%	3,238	2,940	10.1%
ASMs (000,000) "capacity"	1,037	923	12.4%	4,002	3,648	9.7%
Load factor	79.0%	79.5%	(0.5) pts	80.9%	80.6%	0.3 pts
Yield	26.37¢	27.38¢	(3.7)%	26.37¢	27.40¢	(3.8)%
PRASM	20.83¢	21.76¢	(4.3)%	21.34¢	22.08¢	(3.4)%

(a)	Except for full-time equivalent employees, data includes information related to third-party regional capacity purchase flying arrangements.

(b)	See a reconciliation of this non-GAAP measure and Note A for a discussion of why these measures may be important to investors in the accompanying pages.

(c)	See a reconciliation of economic fuel cost in the accompanying pages.

(d)	Data presented includes information related to flights operated by Horizon Air and third-party carriers.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended December 31, 2015
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$962	$—	$—	$—	$962	$—	$962
Regional	—	216	—	—	216	—	216
Total passenger revenues	962	216	—	—	1,178	—	1,178
Revenue from CPA with Alaska	—	—	105	(105)	—	—	—
Freight and mail	24	1	—	—	25	—	25
Other-net	156	17	1	—	174	—	174
Total operating revenues	1,142	234	106	(105)	1,377	—	1,377

Operating expenses
Operating expenses, excluding fuel and special items	702	181	101	(107)	877	32	909
Economic fuel	182	30	—	—	212	1	213
Total operating expenses	884	211	101	(107)	1,089	33	1,122

Nonoperating income (expense)
Interest income	4	—	—	1	5	—	5
Interest expense	(7)	—	(2)	(1)	(10)	—	(10)
Other	7	—	1	1	9	—	9
	4	—	(1)	1	4	—	4
Income (loss) before income tax	$262	$23	$4	$3	$292	$(33)	$259

	Three Months Ended December 31, 2014
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$916	$—	$—	$—	$916	$—	$916
Regional	—	200	—	—	200	—	200
Total passenger revenues	916	200	—	—	1,116	—	1,116
Revenue from CPA with Alaska	—	—	94	(94)	—	—	—
Freight and mail	25	1	—	—	26	—	26
Other-net	144	19	1	—	164	—	164
Total operating revenues	1,085	220	95	(94)	1,306	—	1,306

Operating expenses
Operating expenses, excluding fuel	634	159	92	(97)	788	(30)	758
Economic fuel	271	41	—	—	312	(6)	306
Total operating expenses	905	200	92	(97)	1,100	(36)	1,064

Nonoperating income (expense)
Interest income	5	—	—	1	6	—	6
Interest expense	(7)	1	(2)	(4)	(12)	—	(12)
Other	5	(1)	2	—	6	—	6
	3	—	—	(3)	—	—	—
Income (loss) before income tax	$183	$20	$3	$—	$206	$36	$242

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Twelve Months Ended December 31, 2015
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$3,939	$—	$—	$—	$3,939	$—	$3,939
Regional	—	854	—	—	854	—	854
Total passenger revenues	3,939	854	—	—	4,793	—	4,793
Revenue from CPA with Alaska	—	—	408	(408)	—	—	—
Freight and mail	103	5	—	—	108	—	108
Other-net	621	72	4	—	697		697
Total operating revenues	4,663	931	412	(408)	5,598	—	5,598

Operating expenses
Operating expenses, excluding fuel and special items	2,653	695	375	(409)	3,314	32	3,346
Economic fuel	823	131	—	—	954	—	954
Total operating expenses	3,476	826	375	(409)	4,268	32	4,300

Nonoperating income (expense)
Interest income	19	—	—	2	21	—	21
Interest expense	(28)	—	(10)	(4)	(42)	—	(42)
Other	28	—	1	6	35	—	35
	19	—	(9)	4	14	—	14
Income (loss) before income tax	$1,206	$105	$28	$5	$1,344	$(32)	$1,312

	Twelve Months Ended December 31, 2014
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$3,774	$—	$—	$—	$3,774	$—	$3,774
Regional	—	805	—	—	805	—	805
Total passenger revenues	3,774	805	—	—	4,579	—	4,579
Revenue from CPA with Alaska	—	—	371	(371)	—	—	—
Freight and mail	109	5	—		114	—	114
Other-net	592	78	5		675	—	675
Total operating revenues	4,475	888	376	(371)	5,368	—	5,368

Operating expenses
Operating expenses, excluding fuel	2,417	623	349	(371)	3,018	(30)	2,988
Economic fuel	1,251	190	—	—	1,441	(23)	1,418
Total operating expenses	3,668	813	349	(371)	4,459	(53)	4,406

Nonoperating income (expense)
Interest income	20	—	—	1	21	—	21
Interest expense	(32)	—	(12)	(4)	(48)	—	(48)
Other	39	(1)	2	—	40	—	40
	27	(1)	(10)	(3)	13	—	13
Income (loss) before income tax	$834	$74	$17	$(3)	$922	$53	$975

(a)
The adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocations and does not include certain charges. See Note A for further information in the accompanying pages.

(b)	Includes accounting adjustments related to mark-to-market fuel-hedge accounting charges, and other special items described previously.

Alaska Air Group, Inc.

CASM EXCLUDING FUEL RECONCILIATION (unaudited)
	Three Months Ended December 31,			Twelve Months Ended December 31,
(in cents)	2015		2014	2015	2014
Consolidated:
CASM	10.85	¢	11.61 ¢	10.77 ¢	12.21 ¢
Less the following components:
Aircraft fuel, including hedging gains and losses	2.06		3.34	2.39	3.93
Special items	0.31		(0.33)	0.08	(0.08)
CASM excluding fuel	8.48	¢	8.60 ¢	8.30 ¢	8.36 ¢

Mainline:
CASM	9.86	¢	10.56 ¢	9.77 ¢	11.15 ¢
Less the following components:
Aircraft fuel, including hedging gains and losses	1.97		3.22	2.29	3.79
Special items	0.35		(0.36)	0.09	(0.09)
CASM excluding fuel	7.54	¢	7.70 ¢	7.39 ¢	7.45 ¢

FUEL RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended December 31,
	2015			2014
(in millions, except for per gallon amounts)	Dollars		Cost/Gal	Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$208		$1.59	$305	$2.58
Losses on settled hedges	4		0.03	7	0.06
Consolidated economic fuel expense	$212		$1.62	$312	$2.64
Mark-to-market fuel hedge adjustments	1		—	(6)	(0.05)
GAAP fuel expense	$213		$1.62	$306	$2.59
Fuel gallons	131			118

	Twelve Months Ended December 31,
	2015			2014
(in millions, except for per gallon amounts)	Dollars		Cost/Gal	Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$935		$1.84	$1,400	$2.99
Losses on settled hedges	19		0.04	41	0.09
Consolidated economic fuel expense	$954		$1.88	$1,441	$3.08
Mark-to-market fuel hedge adjustments	—		—	(23)	(0.05)
GAAP fuel expense	$954		$1.88	$1,418	$3.03
Fuel gallons	508			469

Note A: Pursuant to Regulation G, we are providing reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•
By eliminating fuel expense and certain special items from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•
Cost per ASM (CASM) excluding fuel and certain special items is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•
Adjusted income before income tax and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan that covers all Air Group employees.

•
CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•
Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as mark-to-market hedging adjustments, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•
Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

Note B: Air Group has two operating airlines - Alaska Airlines and Horizon Air. Each is a regulated airline with separate management teams primarily in operational roles. To manage the two operating airlines, management views the business in three operating segments. Alaska operates a fleet of passenger jets (Alaska Mainline) and contracts with Horizon, SkyWest Airlines, Inc. (SkyWest), and Peninsula Airways, Inc. (PenAir) for regional capacity under which Alaska receives all passenger revenue from those flights (Alaska Regional). Horizon operates a fleet of turboprop aircraft and sells all of its capacity to Alaska pursuant to a capacity purchase arrangement (Horizon). The Company believes the amounts paid by Alaska to Horizon approximate market rates received by other regional carriers for similar flying and are available to pay for various Horizon operating expenses such as crew expenses, maintenance, and aircraft ownership costs. All inter-company revenues and expenses between Alaska and Horizon are eliminated in consolidation.
Glossary of Terms

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus the present value of future operating lease payments) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737 jets and all associated revenues and costs

PRASM - passenger revenue per ASM; commonly called “passenger unit revenue”

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan, and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon, SkyWest, and PenAir. In this segment, Alaska Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Alaska Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile